Exhibit 99.1

June 6, 2022

SCWorx Completes Settlement of Previously Disclosed SEC Matter

New York, NY, June 6, 2022 (GLOBE NEWSWIRE) – SCWorx Corp (Nasdaq: WORX) today announced that the Company has received final court approval for a settlement with the Securities and Exchange Commission (“SEC”), to resolve the SEC matter arising out of the Company’s April 13, 2020 press release and the events thereafter (first disclosed in the Company’s March 31, 2020 10-Q).

Without admitting or denying the allegations, SCWorx has agreed to a settlement, which has received final court approval, that includes permanent injunctions, the payment of a $125,000 penalty, and disgorgement of $471,000 with prejudgment interest of $32,761.56. SCWorx is expected to satisfy its obligation to pay the disgorgement and prejudgment interest by contributing stock, valued at $600,000 at the time of issuance, to harmed investors in a private class action settlement in Yannes v. SCWorx Corp., et al., 1:20-cv-03349 (S.D.N.Y.).

“As previously stated, I accepted the CEO role on June 1, 2021 and since that time it has been a top priority to resolve legal issues stemming from the April 13, 2020 press release. The SCWorx Officers and Directors are happy to put the SEC matter behind us and dedicating our full efforts towards growing our data management services for healthcare providers,” said Tim Hannibal, SCWorx Chief Executive Officer. Hannibal added, “The SCWorx management and Board of Directors would like to thank the staff at the SEC for its assistance in resolving this matter. The Company recorded an accrual for the full amount of this penalty in the first quarter of 2022, which was reflected in our 10-Q financial results.”

About SCWorx Corp.

SCWorx has created an advanced attributed virtualized item data warehouse utilizing machine learning and artificial intelligence to offer a suite of software-as-a-service-based solutions for healthcare providers. The value proposition for customers revolves around the full integration of all solution modules with the company’s data platform for cost savings, operational efficiency and accurate benchmarking and reporting. The solution modules include Virtual Item Master, data cleanse and normalization, contract management and request for pricing (RFP) module, automated rebate management module, data interoperability (EMR, MMIS, finance) module, Automated Item Add Portal, Virtual General Ledger, and the data analytics module. SCWorx creates a single source for information for the healthcare provider’s data governance and analytics requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future contract renewals and terminations, future financial position, prospects, plans and objectives of management are forward-looking statements. You can identify many (but not all) such forward-looking statements by looking for words such as “assumes,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions. You should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, economic disruptions affecting our customers, unexpected contract terminations, securing future contracts and orders, future product sourcing, supply disruptions, containing costs, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and other important factors that are detailed in filings with the Securities and Exchange Commission made from time to time by SCWorx, including its Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Matters described in forward-looking statements may also be affected by other known and unknown risks, trends, uncertainties and factors, many of which are beyond the company’s ability to control or predict. SCWorx undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts: ir@scworx.com

Source: SCWorx Corp.

Released June 6, 2022

Source: SCWorx Corp.